Consent of Independent Auditors


         We consent to the incorporation by reference in this Form 10-K of North American Mortgage Company and subsidiaries (the "Company"), and in the previously filed Form S-8 Registration Statement No. 33-49400 of the Company (North American Mortgage Company Employee Stock Purchase Plan and North American Mortgage Incentive Stock Option Plan), and in the previously filed Form S-3 Registration Statement No. 33-69318 of the Company ($250,000,000 of Debt Securities), of our report dated January 31, 1997 included in the 1996 Annual Report to Stockholders of the Company.


                                             /s/Ernst & Young, LLP

San Francisco, California
March 28, 1997